Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 registration numbers 333-30531, 333-41477 and 333-35033) pertaining to the 1992 Equity Incentive Plan, the 1996 Employee Stock Purchase Plan, and the 1996 Directors Stock Option Plan, respectively, of EPIX Medical, Inc. of our report dated February 13, 1998, with respect to the financial statements of EPIX Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


Boston, Massachusetts
March 25, 1998